EXHIBIT 10.19

                              SEPARATION AGREEMENT

       This Separation Agreement is made this 15th day of May, 2002, between NEOMEDIA TECHNOLOGIES, INC., having its principal place of business at 2201 2nd Street, Suite 600, Ft. Myers, Florida 33901 (hereinafter "NeoMedia"), CHARLES W. FRITZ, individually (hereinafter "Fritz"), JAMES J. KEIL, individually, (hereinafter "Keil"), JOHN A. LOPIANO, individually (hereinafter "Lopiano") and WILLIAM F. GOINS (hereinafter "Goins"). For purposes of this Agreement, the term "NEOMEDIA" refers jointly and severally to NeoMedia Technologies, Inc. and, without limitation, any parent, affiliate, predecessor, successor, subsidiary, or other related entity and their existing and former officers, directors, shareholders, employees, or agents (in their individual and representative capacities).

         1. SEPARATION AND SEVERANCE. Goins' employment with NeoMedia is hereby terminated effective the 31st day of January, 2001. NeoMedia and Goins desire to terminate the employment relationship in an amicable manner and to resolve any differences between the parties. NeoMedia has decided to pay Goins an amount that NeoMedia does not owe Goins in order to resolve any disputes between the parties. Goins agrees to accept those benefits from NeoMedia and, in exchange, Goins agrees to give up, waive, abandon, and release any and all claims Goins may have against NeoMedia and its officers, directors, employees, agents, and representatives, and their successors in interest. Goins acknowledges that NeoMedia has advised Goins to consult an attorney prior to executing this Agreement. As Severance, NeoMedia agrees to pay, and Goins agrees to accept, the following benefits and other consideration to which Goins is not otherwise entitled:

             a. NeoMedia shall grant to Goins, no later than May 15, 2002, 360,000 registered and vested options in NeoMedia Technologies, Inc., at $.08, with Goins to have five (5) years from the date of issuance to exercise the options, and provide evidence of such issuance and registration to Goins no later than May 31, 2002. Such options shall survive any future business combinations and successor businesses.

             b. NeoMedia shall pay Goins the gross amount of $10,000.00 per month, for nine (9) months, with the first payment being due May 20, 2002. Each subsequent payment will be due on the 201h of the month. NeoMedia will withhold from these payments all necessary federal, state, or local taxes or other standard withholdings.

             c. NeoMedia shall pay Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered, the gross amount of $18,000.00 no later than July 10, 2002. No amounts shall be withheld from this payment. Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered is solely responsible for any taxes payable for receipt of such amount and shall receive a Form 1099 in the manner and at the time required by law.

             d. NeoMedia shall pay Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered, the gross amount of $19,000.00 no later than July 25, 2002.No amounts shall be withheld from this payment. Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered is solely responsible for any taxes payable for receipt of such amount and shall receive a Form 1099 in the manner and at the time required by law.

             e. NeoMedia shall pay Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered, the gross amount of $8,000.00 no later than August 25, 2002. No amounts shall be withheld from this payment. Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered is solely responsible for any taxes payable for receipt of such amount and shall receive a Form 1099 in the manner and at the time required by law.

             f. As a condition precedent to this Agreement, Fritz and Keil agree to execute the Continuing Guarantee, attached as Exhibit "A", in the amount of $40,000 on or before September 15, 2002 if all obligations in paragraphs 1 (a) through 1 (e) have been satisfied. The guarantee amount shall be automatically reduced by any amounts subsequently paid to Goins pursuant to this Agreement. Payment under the continuing guarantee shall be immediately due to Goins upon any failure by NeoMedia to pay the amounts due under this Agreement.

             g. Other than the payments described in paragraphs 1 (c), 1 (d), and 1 (e) above, NeoMedia, Fritz, Keil, and Lopiano shall not be liable for the payment or reimbursement of any attorneys' fees incurred by Goins whatsoever, including but not limited to, any fees or costs incurred by Goins as a result of his association with, or retention of, the firm of Abel, Band, Russell, Collier, Pitchford & Gordon, Chartered.



                                    10.19-1

             h. Goins understands that the Payment will be given to him if and only if he executes this Agreement and agrees to release and waive any and all claims that he may have against NeoMedia, Fritz, Keil, or Lopiano with respect to Goins's employment or termination of employment with NeoMedia.

             i. Goins understands that the payments described above shall constitute the sole financial obligation of NeoMedia, Fritz, Keil, or Lopiano to Goins under this Agreement.

             j. The parties acknowledge and agree: (a) that the transactions entered into by NeoMedia do not constitute any admission of liability by NeoMedia, Fritz, Keil, or Lopiano; and (b) that the settlement of Goins' claims does not constitute an admission by NeoMedia, Fritz, Keil, or Lopiano of the validity of any legal or factual contentions by Goins.

          2. CONFIDENTIALITY AND NON-DISPARAGEMENT. The parties further understand and agree that the existence of this Separation Agreement and the terms and conditions thereof, other than the fact of Goins' termination of employment, shall be considered confidential, and shall not be disclosed by any party to this Agreement to any third party or entity except with the prior written approval of the other party or upon the order of a court of competent jurisdiction- All parties agree that, at all times, they will refrain from and will not directly or indirectly solicit, request or engage in any conversation that would tend to negatively impact any party. All parties agree to instruct their employees, agents, representatives, shareholders, officers, directors, independent contractors, and attorneys to refrain from making any disparaging remarks about the other party. Further, Goins agrees to maintain as confidential and not to disclose any confidential or proprietary information learned, obtained, or acquired while employed by NeoMedia. Goins represents that he has no originals or copies of Company documents, and no other property belonging to NeoMedia, and Goins represents that he has not provided any Company documents to others. In the event that he does have any such copies, originals or property, Goins agrees to return to NeoMedia all originals and copies of Company documents, and all other property belonging to NeoMedia, including but not limited to, proprietary or confidential information of NeoMedia in his possession or control, including any property or information that Goins has provided to others.

         3. MUTUAL RELEASES. The parties hereby mutually release each other, their past, present, and future agents, representatives, shareholders, principals, attorneys, affiliates, parent corporations, subsidiaries, officers, directors, employees, predecessors and successors and heirs, executors and assigns, from any and all legal, equitable or other claims, counterclaims from the beginning of the world to the date hereof, which are now known and arise out of, or which may, can, or shall arise out of, or which have or ever had arisen out of, or which could have arisen out of, Goins' employment with or separation from NeoMedia, including, without limitation, any and all claims or counterclaims for breach of contract, violations of Title VII of Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and all amendments thereto, violations of any other federal, state, local, and/or municipality whistle-blowing statutes or laws or fair employment statutes or laws, and violations of any other law, rule, regulation, or ordinance pertaining to employment, discrimination, wages, hours, or any other terms and conditions of employment and separation of employment, and any other claims or counterclaims, which have been, or could have been, asserted by any party hereto in any court, arbitration, or other forum involving the subject matter of this Release.

         Notwithstanding the foregoing, this Release does not apply to: 1) the obligations imposed by this Separation Agreement; 2) third party claims against either party.

         4. ABATEMENT OF PROCEEDINGS. At the time of execution of this Agreement, the parties will request that the Court place this case on its administrative docket, without prejudice to any party, until further notice of the parties but in any case no later than January 21, 2003. If, on January 21, 2003, Goins has received every payment due him under this Agreement, the case shall then be dismissed pursuant to this Agreement. If Goins fails to receive any payment due him, Goins has the specific right to have this case placed back on the Court's docket. At that time Goins may seek to enforce the settlement agreement or reinstate his prior case, whichever Goins elects. The abatement of this matter in no way stops any pre-judgment interest from accruing to which Goins would be entitled if he obtained a judgment against any of the Defendants.

         5. COOPERATION. Goins agrees to cooperate with NeoMedia as a witness in all matters and provide truthful testimony about which Goins has knowledge, including any necessary factual support for motions, as a result of Goins's position with NeoMedia and in which Goins's testimony is required by NeoMedia. NeoMedia will reimburse Goins for any out-of-pocket expenses he incurs while acting as a witness on behalf of NeoMedia, Goins, however, shall not receive any


                                    10.19-2
additional compensation for his testimony as a witness on behalf of NeoMedia. This obligation to cooperate and to provide truthful testimony shall include, without limitation, the duty to provide in person, deposition or affidavit testimony, and the preparation therefore; and to travel to provide in person testimony. It shall also apply to and include any litigation, arbitration, alternative dispute resolution, mediation, or other dispute resolution proceeding. Should applicable legal or ethical rules bar any portion of such reasonable compensation, Goins shall nonetheless fulfill these duties to cooperate and to provide truthful testimony.

           6. OPPORTUNITY TO SEEK COUNSEL. The parties represent that they have had an opportunity to retain legal counsel to represent them in connection with this matter, that they have consulted with legal counsel and have been advised of the legal effect and consequences of this Separation Agreement, that they have entered into this Separation Agreement knowingly, freely and voluntarily, and that they have not been coerced, forced, harassed, threatened or otherwise unduly pressured to enter into this Separation Agreement. The parties further agree that, other than the payments described in paragraphs. 1 (c), 1 (d), and 1
(e) above, each Party will be liable for his or its attorneys fees incurred in connection with this matter.

         7. NO ADMISSIONS. This Separation Agreement is not and shall not in any way be construed as an admission by either party of any wrongful act or omission, or any liability due and owing, or any violation of any federal, state or local law or regulation.

         8. FUTURE EMPLOYMENT. Goins agrees not to apply for, seek, or accept employment with NeoMedia or any affiliated entity at any time in the future. Should Goins seek employment with NeoMedia in the future and NeoMedia denies his employment, Goins agrees that such would not constitute retaliation in violation of any laws.

         9. ENTIRE AGREEMENT. This Separation Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         10. AMENDMENTS AND MODIFICATIONS. This Separation Agreement may not be amended or modified except in writing signed by all parties, specifically stating that it is an Amendment to this Agreement.

         11. DRAFTING. The parties acknowledge that this Separation Agreement is a product of joint drafting efforts, and shall not be construed against any one party as the drafter.

         12. GOVERNING LAW. This Separation Agreement, and all of the terms and conditions hereof, shall be construed and interpreted in accordance with the laws of the State of Florida.

         13. SEVERABILITY. The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions hereto and this Separation Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

         14. WAIVER. The waiver by any party hereto of a breach of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         15. BREACH. In the event that a party to this Agreement breaches any provision herein, the other party may seek redress from the Court. The Court shall retain jurisdiction to enforce this Agreement while the case remains on the Administrative docket pending final payment.

         16. ATTORNEYS' FEES. In the event that any provision of this Separation Agreement must be enforced, the prevailing party shall be entitled to all reasonable attorneys' fees and costs.

         17. DUPLICATES. This original Agreement or a duplicate copy of the original Agreement shall suffice in an action to enforce any of the terms and conditions herein.

         18. COUNTERPARTS. If this Agreement is executed in counterparts, each counterpart shall be deemed an original and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, not withstanding that all of the parties are not signatory to the same counterpart.



                                    10.19-3

         19. PRESS RELEASE. The parties agree that NeoMedia will draft a press release regarding Goins's termination of employment and the resolution of this lawsuit. Such press release shall be submitted to Goins for review prior to release, and any reasonable changes requested by Goins shall be made. Should the parties be unable to agree on the text of the press release, the draft press release shall be given to counsel for the parties in order to draft a mutually acceptable press release. In no event shall a press release concerning Goins and/or this lawsuit be released without the prior approval of Goins.

         20. DISMISSALS. Within ten (10) days of final payment being made to Goins pursuant to this Agreement, Goins shall cause to be dismissed any and all actions he caused to be instituted against NeoMedia, Fritz, Keil and Lopiano. This shall include that case known as WILLIAM F. GOINS V. NEOMEDIA TECHNOLOGIES, INC., CHARLES W. FRITZ, JAMES J. KEIL AND JOHN A. LOPIANO, Case No. 2001 CA 5813 NC. Until such time as final payment is made to Goins pursuant to this Agreement, the parties shall request that the Court place this case on the administrative docket pending settlement. The parties agree to execute any documents necessary to make such a request of the Court. This provision shall also include the withdrawal of any charge of discrimination or retaliation filed by Goins. No action on the charges shall be taken by Goins. Goins represents and warrants to NeoMedia that, other than the pending actions or charges identified in this Agreement, he has no other pending charges, complaints, or claims or actions which he brought against NeoMedia, or any existing or former employee, agent, or representative of NeoMedia before signing this Agreement. In addition, Goins represents that he has not assigned to any person or entity any claim or action he has, or may have, against NeoMedia. Finally, within ten (10) days of final payment being made to Goins pursuant to this Agreement, Goins shall cause to be withdrawn any and all liens he may have caused to be filed against any and all patents held by NeoMedia.

          IN WITNESS THEREOF, the parties hereto acknowledge, understand and agree to this Separation Agreement. The parties understand and intend to be bound by all of the clauses contained in this document and further certify that they have received signed copies of this Separation Agreement.


 William F. Goins                          NeoMedia Technologies, Inc.
/s/ William F. Goins
-------------------------------            By: /s/ Charles T. Jensen
                                               ---------------------------------
                                           Its: Chief Financial Officer
                                                --------------------------------



Charles W. Fritz, as an individual        James J. Keil, as an individual
/s/ Charles W. Fritz                      /s/ James J. Keil
--------------------------------          --------------------------------------



John A. Lopiano, as an individual
/s/ John A. Lopiano
---------------------------------








                                    10.19-4

                               CONTINUING GUARANTY

         For the purpose of inducing WILLIAM F. GOINS, (the "Obligee") to enter into that certain Separation Agreement dated May 15th, 2002 (the "Separation Agreement") with NEOMEDIA TECHNOLOGIES, INC., a Florida corporation (the "Obligor"), CHARLES W. FRITZ AND JAMES J. KEIL (collectively, the "Guarantors") do hereby jointly and severally unconditionally guaranty to Obligee that the Obligor will duly and punctually pay and perform the Obligor's obligations and liabilities under paragraph 1(b) of the Separation Agreement which arise after September 15, 2002 for the payment of an amount not to exceed $40,000.00 due Obligee (collectively the "Obligations").

1. The obligations of Guarantors hereunder are independent of the Obligations of Obligor and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Obligor or whether Obligor may be joined in any such action or actions.

2. Guarantors waive any right to require Obligee to: (a) proceed against Obligor, (b) proceed against or exhaust any security held from Obligor; or (c) pursue any other remedy in Obligee's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Obligor or by reason of the cessation from any cause whatsoever of the liability of Obligor, except the defense of payment, and until all Obligations of Obligor to Obligee under the Separation Agreement shall have been satisfied and paid in full, Guarantors shall have no right to subrogation, and waive any night to enforce any remedy which Obligee now has or may hereafter have against Obligor, and waives any benefit of, and any right to participate in any security now or hereafter held by Obligee. Guarantors waive all presentrnents, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this guaranty and of the existence, creation or incurring of new or additional Obligations. Guarantors covenant to cause Obligor to maintain and preserve the enforceability of any instruments -now or hereafter executed in favor of the Obligee, and to take no action of any kind which might be the basis for a claim that Guarantors have any defense hereunder other than satisfaction and payment in full of all Obligations of Obligor to Obligee. Guarantors waive any right or claim of night to cause a marshaling of Obligor's assets or to require Obligee to proceed against Guarantors in any particular order. No delay on the part of Obligee in the exercise of any right, power or privilege under the documentation with Obligor or under this guaranty shall operate as a waiver of any such privilege, power or right.

3. In addition to all liens upon, and rights of setoff against the monies, securities or other property of Guarantors given to Obligee by law, Obligee shall have a lien upon and a night of setoff against all monies, securities and other property of Guarantors now or hereafter in the possession of or on deposit with Obligee, whether held in a general or special account of deposit, or for safekeeping or otherwise; and every Such lien and right of setoff may be exercised without demand upon or notice to Guarantors. No act or conduct on the part of the Obligee, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, shall operate as a waiver of such right; and every right of setoff and lien shall continue in full force and effect until such night of setoff or lien is specifically waived or released by an instrument in writing executed by Obligee.

4. Upon the default of Obligor with respect to any of its Obligations or liabilities to Obligee, or in case Obligor or Guarantors shall become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy or for corporate reorganization or for an arrangement shall be filed by or against Obligor or Guarantors, or in the event of an appointment of a receiver for Obligor or Guarantors or their properties, or in the event that a judgment is obtained or warrant of attachment issued against Obligor or Guarantors, all or any part of the Obligations and liabilities of the Obligor and/or Guarantors to Obligee, whether direct or contingent, and of every kind and description, shall, at the option of the Obligee, become immediately due and payable and shall be satisfied by Guarantors. If Obligor falls to satisfy any of its obligations to Obligee, Obligee shall provide notice to Guarantors that Guarantors are required to satisfy Obligors' outstanding obligations to Obligee. After receipt of such notice, Guarantors shall have ten (10) days to satisfy Obligor's outstanding Obligations to Obligee. Such obligation by Guarantors, however, shall be limited to only those payments Obligor has actually failed to timely pay to Goins as required under the Separation Agreement, without acceleration.

5. Guarantors acknowledge that Obligee has been induced by this guaranty to make the make the Separation Agreement heretofore described, and this guaranty shall, without further reference or assignment, pass to and may be relied upon and enforced by, any successor, participant or assignee of Obligee in and to any liabilities or Obligations of Obligor.

6. This guaranty shall, for all purposes, be governed by and construed in accordance with, the laws of the State of Florida

7. All of Guarantors' obligations and responsibilities under this Guaranty are joint and several.



                                    10.19-5

8. This guaranty shall immediately terminate upon the full, or pro rata partial,
satisfaction  of  the  Obligor's   payment   obligations  under  the  Separation
Agreement, as described in this Guaranty.

9. In the event that any provision of this Continuing Guaranty must be enforced, the prevailing party shall be entitled to all reasonable attorneys' fees and costs.

10. Dated effective as of May 15th, 2002.

WITNESSES:                               GUARANTOR:

                                         Charles W. Fritz
-----------------------------------
As to Charles W. Fritz

                                         James J. Keil
-----------------------------------
As to James J. Keil
















                                    10.19-6